As filed with the Securities and Exchange Commission on June 12, 2019
Registration No. 333-177023
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________________________________________
Post-Effective Amendment No. 2 to Form S-8 Registration Statement (No. 333-126056)
Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-177023)
UNDER THE SECURITIES ACT OF 1933
________________________________________________
CNX Resources Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	51-0337383 (I.R.S. Employer Identification No.)
CNX Center
1000 CONSOL Energy Drive Suite 400
Canonsburg, PA 15317-6506
(724)485-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
___________________________________________
CNX RESOURCES CORPORATION INVESTMENT PLAN FOR SALARIED EMPLOYEES
(FORMERLY CONSOL ENERGY ING. INVESTMENT PLAN FOR SALARIED EMPLOYEES)
(Full title of the plan)
___________________________________________

Stephanie L. Gill
Vice President and General Counsel
CNX Resources Corporation
1000 CONSOL Energy Drive
Canonsburg, Pennsylvania 15317
(724) 485-4000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Jennifer R. Minter
Buchanan Ingersoll & Rooney PC
One Oxford Centre
301 Grant Street, 20th Floor
Pittsburgh, Pennsylvania 15219
(412) 562-8444

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

These Post-Effective Amendments (these “Post-Effective Amendments”) relate to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), originally filed by CNX Resources Corporation (formerly known as CONSOL Energy Inc.), a Delaware corporation (the “Registrant”), with the Securities and Exchange Commission:

•
Registration Statement No. 333-126056, filed on June 22, 2005, and as amended by Post-Effective Amendment No. 1 filed on September 27, 2011, registering 5,000,000 shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”) issuable under the CNX Resources Corporation Investment Plan for Salaried Employees (formerly known as the CONSOL Energy Inc. Investment Plan for Salaried Employees) (the “Plan”), after taking into account the two-for-one stock split effected in May 2006; and

•	Registration Statement No. 333-177023, filed on September 27, 2011, registering 20,000,000 shares of Common Stock issuable under the Plan.

As of December 28, 2018, the Registrant is no longer issuing the Common Stock under the Plan. These Post-Effective Amendments to the Registration Statements on Form S-8 are being filed in order to deregister any shares of Common Stock of Registrant remaining available for issuance under the Registration Statements as well as any related plan interests registered under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing these Post-Effective Amendments to the Form S-8 Registration Statements and has duly caused these Post-Effective Amendments to the Form S-8 Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canonsburg, Commonwealth of Pennsylvania, on this 12th day of June, 2019.

CNX Resources Corporation

By:	/s/Donald W. Rush
Title: Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, the administrator of the CNX Resources Corporation Investment Plan for Salaried Employees has duly caused these Post-Effective Amendments to the Form S-8 Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canonsburg, Commonwealth of Pennsylvania, on June 12, 2019.

CNX Resources Corporation Investment Plan For Salaried Employees

By:	/s/Donald W. Rush
Title: Chairman of the Investment Committee

Pursuant to Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign these Post-Effective Amendments to the Form S-8 Registration Statements.